Exhibit 99

Gorman-Rupp Company Declares Cash Dividend, Announces Date of the Annual Meeting of Shareholders, and Announces Board of Director Change

MANSFIELD, Ohio--(BUSINESS WIRE)--January 27, 2023--The Board of Directors of The Gorman-Rupp Company (NYSE: GRC) has declared a quarterly cash dividend of $0.175 per share on the common stock of the Company, payable March 10, 2023, to shareholders of record as of February 15, 2023. This will mark the 292nd consecutive quarterly dividend paid by The Gorman-Rupp Company.

Other action taken by the Board of Directors of The Gorman-Rupp Company was the announcement of the Annual Meeting of Shareholders scheduled to be held Thursday, April 27, 2023, and the related establishment of the close of business on February 27, 2023 as the record date for shareholders entitled to notice of and to vote at the meeting. The meeting will be in a virtual format only via webcast at 10:00 a.m. Eastern time.

Rick R. Taylor has notified the Company that he will not stand for re-election as a Director at the Company’s 2023 Annual Meeting of Shareholders, when his term will expire. Mr. Taylor, 75, has served as a Director of the Company since 2003.

About The Gorman-Rupp Company

Founded in 1933, The Gorman-Rupp Company is a leading designer, manufacturer and international marketer of pumps and pump systems for use in diverse water, wastewater, construction, dewatering, industrial, petroleum, original equipment, agriculture, fire protection, heating, ventilating and air conditioning (HVAC), military and other liquid-handling applications.

Forward-Looking Statements

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, The Gorman-Rupp Company provides the following cautionary statement: This news release contains various forward-looking statements based on assumptions concerning The Gorman-Rupp Company’s operations, future results and prospects. These forward-looking statements are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results or events to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. Such uncertainties include, but are not limited to, our estimates of future earnings and cash flows, general economic conditions and supply chain conditions and any related impact on costs and availability of materials, and uncertainties related to our acquisition of the assets of Fill-Rite, including but not limited to integration of the acquired business in a timely and cost effective manner, retention of supplier and customer relationships and key employees, the ability to achieve synergies and cost savings in the amounts and within the time frames currently anticipated and the ability to service and repay indebtedness incurred in connection with the transaction. Other factors include, but are not limited to: company specific risk factors including (1) loss of key personnel; (2) intellectual property security; (3) acquisition performance and integration; (4) impairment in the value of intangible assets, including goodwill; (5) defined benefit pension plan settlement expense; and (6) family ownership of common equity; and general risk factors including (7) continuation of the current and projected future business environment, including the impact of inflation and other cost pressures, the duration and scope of the COVID-19 pandemic, the impact of the pandemic and actions taken in response to the pandemic; (8) highly competitive markets; (9) availability and costs of raw materials and labor; (10) cyber security threats; (11) compliance with, and costs related to, a variety of import and export laws and regulations; (12) environmental compliance costs and liabilities; (13) exposure to fluctuations in foreign currency exchange rates; (14) conditions in foreign countries in which The Gorman-Rupp Company conducts business; (15) changes in our tax rates and exposure to additional income tax liabilities; and (16) risks described from time to time in our reports filed with the Securities and Exchange Commission. Except to the extent required by law, we do not undertake and specifically decline any obligation to review or update any forward-looking statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments or otherwise.

Contacts

Brigette A. Burnell
Corporate Secretary
The Gorman-Rupp Company
Telephone (419) 755-1246
NYSE: GRC

For additional information, contact James C. Kerr, Chief Financial Officer, Telephone (419) 755-1548.